EXHIBIT 99.1

WENDY’S BRAND TRANSFORMATION MOVES ONWARD;
SEATTLE RESTAURANTS SOLD TO CEDAR ENTERPRISES

DUBLIN, Ohio (October 7, 2013) - The Wendy’s Company (NASDAQ: WEN) today announced the sale of all of its 24 Company-operated restaurants, along with two future locations, in the Seattle market to Cedar Enterprises, Inc., a long-time Wendy’s franchisee.

With this transaction, Cedar, based in Columbus, Ohio, becomes Wendy’s® third largest franchisee - operating 170 restaurants in five states, including 47 in Washington.

Wendy’s President and Chief Executive Officer Emil Brolick said the sale is an important part of the Company’s brand transformation - including reimaging and new restaurant development, a new Wendy’s logo, innovative products, bold new packaging and enhanced marketing. The latest element of the transformation is the Company’s initiative to optimize its restaurant portfolio by concentrating its ownership geographically through the sale of about 425 Company-operated restaurants in 13 U.S. markets to franchise operators. The Company is targeting the end of the second quarter of 2014 for the completion of these transactions.

“We are expanding our relationship with successful, well-capitalized franchisees that are proven operators with a strong commitment to our Image Activation reimaging program,” Brolick said. “Cedar Enterprises - led by President Jim Evans and Franchise Owners Joe Karam, David Karam and Jim Karam - has been an important part of the Wendy’s system since 1975. They are an early adopter of Image Activation, and continue to actively support our brand on many levels.”

“We’re excited about Wendy’s future, with new opportunities for growth through Image Activation, enhanced customer service and other brand-building initiatives,” David Karam said. “We’ve called Washington State home for more than 15 years, and we welcome this great opportunity to significantly expand our presence and impact in the Seattle area.”

Included in the agreement between Wendy’s and Cedar is a plan to reimage certain restaurants in the new Image Activation design. The agreement also includes a development plan for new restaurants.

As part of its System Optimization strategy, Wendy’s previously announced the sale of Company restaurants in two markets, Kansas City and St. Louis. The Company continues to sell restaurants - primarily in the West region of the U.S. -- on a market-by-market basis, and is experiencing strong interest from qualified buyers.

About The Wendy’s Company

The Wendy's Company is the world's third-largest quick-service hamburger company. The Wendy's system includes more than 6,500 franchise and Company-operated restaurants in the United States and 28 countries and U.S. territories worldwide. For more information, visit aboutwendys.com or wendys.com.

About Cedar Enterprises, Inc.

Cedar Enterprises is Wendy’s third largest franchisee operating 170 restaurants across the United States. For more information contact Traci Mills at tmills@cedarenterprises.com.

CONTACTS:

Investors:
David Poplar
614-764-3311
david.poplar@wendys.com

Media:
Bob Bertini
614-764-3327
bob.bertini@wendys.com

Forward-Looking Statements
This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).

All statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	the effects of negative publicity that can occur from increased use of social media;

(10)	the availability of suitable locations and terms for the development of new restaurants;

(11)	risks associated with the Image Activation program;

(12)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(13)	changes in debt, equity and securities markets;

(14)	goodwill and long-lived asset impairments;

(15)	changes in interest rates;

(16)	expenses and liabilities for taxes related to periods up to the date of sale of Arby’s as a result of the indemnification provisions of the Arby’s Purchase and Sale Agreement;

(17)
the difficulty in predicting the ultimate costs associated with the sale of restaurants under the Company’s system optimization initiative, employee termination costs, the timing of payments made and received, the results of negotiations with landlords, the impact of the sale of restaurants on ongoing operations, any tax impact from the sale of restaurants, and the future benefits to the Company’s earnings, restaurant operating margin, cash flow and depreciation; and

(18)
other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants or to complete the Company’s system optimization initiative in accordance with the Company’s expectations. All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.